SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

inTEST Corporation
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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(3)

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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inTEST CORPORATION
7 Esterbrook Lane
Cherry Hill, New Jersey 08003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 28, 2004

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of inTEST Corporation will be held at our offices,
7 Esterbrook Lane, Cherry Hill, New Jersey, on Wednesday, July 28, 2004, at 11:00 A.M. Eastern Daylight Time, to consider and vote on the following matters described in the accompanying Proxy Statement:

1.	Election of the members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	Such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed June 1, 2004, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

June 25, 2004

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, date, sign and mail your proxy card promptly in order that the necessary quorum may be represented at the meeting. If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this proxy statement. The enclosed envelope requires no postage if mailed in the United States.

inTEST CORPORATION
7 Esterbrook Lane
Cherry Hill, New Jersey 08003

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 28, 2004

This proxy statement and the enclosed proxy card are intended to be sent or given to stockholders of inTEST Corporation on or about June 25, 2004, in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2004 Annual Meeting of Stockholders, to be held on Wednesday, July 28, 2004, at 11:00 A.M. Eastern Daylight Time, at our offices, 7 Esterbrook Lane, Cherry Hill, New Jersey.

The following questions and answers present important information pertaining to the meeting:
Q: A:	Who is entitled to vote? Stockholders of record as of the close of business on June 1, 2004 may vote at the annual meeting.		If you own inTEST shares directly: your proxy is being solicited directly by us, and you can vote by paper, telephone or Internet, or you can vote in person if you attend the meeting.
Q:	How many shares can vote?
A:

There were 8,562,857 shares issued and outstanding as of the close of business on June 1, 2004 (excluding shares held by one of our subsidiaries which may not be voted or counted towards a quorum). Every stockholder may cast one vote for each share owned.

If you vote by paper, please do the following: (1) sign and date the enclosed proxy card, (2) mark the boxes indicating how you wish to vote, and (3) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares FOR each of the nominees named on the proxy card and in their discretion on all other matters.

Q:	What may I vote on?
A:	You may vote on the following items:
the election of nine directors who have been nominated to serve on our board of directors; and any other business that is properly presented at the meeting.

If you vote by telephone or over the Internet, you will find instructions on the enclosed proxy card that you should follow. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Q:	Will any other business be presented for action by stock- holders at the meeting?
A:

Management knows of no business that will be presented at the meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

If you hold your inTEST shares through a broker, bank or other nominee: you will receive a voting instruction card directly from the nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways.

If you hold your shares through a nominee and want to vote at the meeting: you must obtain a "legal proxy" from the nominee recordholder authorizing you to vote at the meeting.

Q:	How does the board recommend that I vote in the election of directors?
A:	The board recommends a vote FOR each director nominee.
Q:	How do I vote my shares?
A:

The answer depends on whether you own your inTEST shares directly (that is, you hold stock certificates that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

Q:	What if I want to change my vote or revoke my proxy?	Q:	Who will count the votes?
A:

A registered stockholder may change his or her vote or revoke his or her proxy, at any time before the meeting by notifying our corporate secretary, Hugh T. Regan, Jr., in writing, that you revoke your proxy. You may then vote in person at the meeting or submit a new proxy card. You may contact our Transfer Agent to get a new proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether they are received by Internet or telephone or by paper. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

		A:	Our transfer agent will count the votes cast by proxy. The Assistant Secretary of inTEST will count the votes cast in person at the meeting and will serve as the Inspector of Election.

		Q: A:	What is the effect if I withhold my vote? Withheld votes will have no effect on the outcome of the election of directors.
		Q:	What is the effect if I fail to give instructions to my broker?
Q:	What is a quorum?
A: Q: A:

The presence at the meeting (in person or by proxy) of a majority of the shares entitled to vote at the meeting constitutes a quorum. A quorum must be present at the meeting in order to convene the meeting.

How will directors be elected?
A plurality of the votes cast at the meeting is required for the election of directors.

A:

Generally, banks, brokers and other nominees have discretionary authority to vote shares on matters that are deemed routine. The election of directors at this meeting is considered a routine matter. Therefore, brokers, banks and other nominees will have discretion to vote on the proposal without instructions from the stockholder, so if you fail to give instructions to your broker, your shares will be voted in favor of the election of the nominees for director.

		Q:	Who can attend the meeting?
Q:	Do the directors and officers of inTEST have an interest in the outcome of the election?	A:	All stockholders are invited to attend the meeting.
A:

Our directors and officers will not receive any special benefit as a result of the outcome of the election, except that our non-employee directors will receive compensation for such service as described elsewhere in this proxy statement under the heading "Director Compensation."

		Q:	Are there any expenses associated with collecting the stockholder votes?
A:

We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time. Officers and other employees of inTEST may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:	How many shares do the directors and officers of inTEST beneficially own, and how do they plan to vote their shares?
A:

Directors and executive officers, who, as of June 1, 2004, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following June 1, 2004) of approximately 25% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the nominees for director.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of June 1, 2004 (except where otherwise noted) by:

    each of our Named Executive Officers;
    each of our directors;
    all directors and executive officers as a group; and
    each stockholder known by inTEST to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 8,562,857 shares of common stock outstanding as of June 1, 2004 (excluding shares held by one of our subsidiaries which may not be voted or counted towards a quorum). We have determined beneficial ownership in the table in accordance with the rules of the Securities and Exchange Commission ("SEC"). In computing the number of shares beneficially owned by any person and the percentage ownership of that person, we have deemed shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable by July 30, 2004 to be outstanding. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.
Name of Beneficial Owner	Shares Beneficially Owned As of June 1, 2004	Percent of Class (Approx.)
Directors and Named Executive Officers:
Alyn R. Holt (1)(2)	1,532,556	17.9%
Robert E. Matthiessen (3)	155,169	1.8%
Daniel J. Graham (4)	203,260	2.4%
Hugh T. Regan, Jr. (5)	93,600	1.1%
Steve G. Radakovich (6)	16,700	*
Richard O. Endres (7)	48,197	*
Stuart F. Daniels, Ph.D. (8)	28,782	*
Gregory W. Slayton (9)	26,500	*
James J. Greed, Jr. (10)	8,500	*
Joseph A. Savarese	--	-
James W. Schwartz (11)	1,000	*
All directors and executive officers as a group (13 individuals) (12)	2,240,941	25.3%
Five Percent Stockholders:
Wellington Management Company, LLP (13)	872,700	10.2%
FMR Corp. (14)	868,000	10.1%
Wasatch Advisors, Inc. (15)	771,975	9.0%
Hakuto Co., Ltd. (16)	646,311	7.5%
Douglas W. Smith (17) ___________________________________ * Denotes less than one percent of class.	499,850	5.8%
(1)	The address of the stockholder is: c/o inTEST, 7 Esterbrook Lane, Cherry Hill, New Jersey 08003.

(2)

Includes 200,000 shares owned by The Alyn R. Holt Trust f/b/o Kristen Holt Thompson, 115,000 shares owned by The Holt Charitable Remainder Trust and 24,000 shares owned by The Alyn R. Holt Year 2001 Irrevocable Trust. Excludes 150,427 shares owned by Mr. Holt's spouse. Mr. Holt disclaims beneficial ownership of the shares owned by his spouse.

(3)

Excludes 61,618 shares owned by Mr. Matthiessen's spouse. Mr. Matthiessen disclaims beneficial ownership of the shares owned by his spouse. Includes 93,750 shares subject to options exercisable by July 30, 2004.

(4)

Excludes 109,000 shares owned by Mr. Graham's spouse and 9,000 shares held in trust for the benefit of Mr. Graham's minor child. Mr. Graham disclaims beneficial ownership of the shares owned by his spouse and child.

(5)	Includes 87,500 shares subject to options exercisable by July 30, 2004.

(6)	Includes 16,000 shares subject to options exercisable by July 30, 2004.

(7)	Excludes 10,000 shares owned by Mr. Endres' spouse. Mr. Endres disclaims beneficial ownership of the shares owned by his spouse.

(8)	Includes 17,500 shares subject to options exercisable by July 30, 2004.

(9)	Includes 7,500 shares subject to options exercisable by July 30, 2004.

(10)	Includes 7,500 shares subject to options exercisable by July 30, 2004.

(11)	Includes 1,000 shares owned by Mr. Schwartz's spouse.

(12)	Includes 309,750 shares subject to options exercisable by July 30, 2004.

(13)

According to a Schedule 13G/A filed with the SEC on January 10, 2003, as of December 31, 2002, Wellington Management Company, LLP, in its capacity as investment adviser and as a parent holding company of Wellington Trust Company, NA, a wholly-owned subsidiary of Wellington Management Company, LLP and a bank as defined in Section 3(a)(6) of the Exchange Act, may be deemed to beneficially own the 872,700 shares which are held of record by its clients. The principal business offices of Wellington Management Company, LLP and Wellington Trust Company, NA are located at 75 State Street, Boston, MA 02109.

(14)

According to a Schedule 13G/A filed with the SEC on December 10, 2002, as of November 30, 2002, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., reported that it is the beneficial owner of the 868,000 shares as a result of acting as investment adviser to Fidelity Low Priced Stock Fund, an investment company registered under Section 8 of the Investment Company Act of 1940 that owns the 868,000 shares. The address or principal business office of each of Fidelity Management & Research, FMR and Fidelity Low Priced Stock Fund is 82 Devonshire Street, Boston MA 02109. Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, a director of FMR, and other members of the Edward C. Johnson 3d family and trusts for their benefit, through their ownership of voting common stock of FMR and the execution of a stockholders' voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Edward C. Johnson 3d, Fidelity Management & Research, FMR (through its control of Fidelity Management & Research) and Fidelity Low Priced Stock Fund each has sole power to dispose of the shares. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by Fidelity Low Priced Stock Fund, which power resides with, and is directed by, the Board of Trustees of Fidelity Low Priced Stock Fund.

(15)

According to a Schedule 13G filed with the SEC on February 18, 2004, as of December 31, 2003, Wasatch Advisors, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported that it is the beneficial owner of 771,975 shares of inTEST common stock. The principal business office of Wasatch Advisors, Inc. is located at 150 Social Hall Avenue, Salt Lake City, UT 84111.

(16)

According to a Schedule 13G filed with the SEC on October 7, 2002, as of September 25, 2002, Hakuto Co. Ltd., a Japanese corporation, reported ownership of 646,311 shares of inTEST common stock. The principal business office of Hakuto Co. Ltd. is 1-1-13 Shinjuku, Shinjuku-ku, Tokyo 160, Japan.

(17)

According to a Schedule 13G/A filed with the SEC on February 12, 2004, as of December 31, 2003, Mr. Smith reported beneficial ownership of 499,850 shares of inTEST common stock. The address of record for Mr. Smith is P.O. Box 868, Menlo Park, CA 94026.

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors shall consist of not less than five (5) directors, as determined by the Board of Directors, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified. The number of directors constituting the entire Board is nine (9).

At the meeting, nine directors are to be elected to serve until the 2005 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Listed below are the nine nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of a substitute designated by our management, unless a contrary instruction is given on the proxy card. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

The names of the persons presently serving as directors, each of whom has been nominated for election, are listed below, together with their ages and certain other information as of June 1, 2004.
Name	Age	Position
Alyn R. Holt	66	Chairman
Robert E. Matthiessen	59	President, Chief Executive Officer and Director
Daniel J. Graham	58	Executive Vice President, Chief Technology Officer, Vice Chairman and Director
Richard O. Endres	78	Director
Stuart F. Daniels, Ph.D	63	Director
Gregory W. Slayton	44	Director
James J. Greed, Jr.	65	Director
Joseph A. Savarese	67	Directors
James W. Schwartz	69	Director

Biographical and Other Information Regarding inTEST's Directors

Alyn R. Holt is a co-founder of inTEST and has served as Chairman since inTEST's formation in September 1981. Mr. Holt served as Chief Executive Officer from September 1981 to August 1998.

Robert E. Matthiessen was elected Chief Executive Officer in August 1998. He was elected President and a director in February 1997. Mr. Matthiessen served as Chief Operating Officer from December 1997 to August 1998. Prior to that, Mr. Matthiessen served as Executive Vice President since joining us in October 1984.

Daniel J. Graham was elected Chief Technology Officer in April 2004 and Executive Vice President in October 2001. Mr. Graham was elected Vice Chairman in October 1998. Mr. Graham is a co-founder of inTEST and has served as a director since June 1988. Mr. Graham served as Senior Vice President from June 1988 until October 2001.

Richard O. Endres has served as a director since April 1982. Since 1976, he has served as President of VRA, Inc., which provides business planning and financial services for technology-based companies.

Stuart F. Daniels, Ph.D. is a co-founder of inTEST and served as a director and Vice President in 1982 and was reappointed as a director in April 1997. In March 1996, Dr. Daniels founded The Daniels Group, which is engaged in technology assessment, protection and commercialization consulting. From 1980 to December 1995, Dr. Daniels held several management positions with Siemens Corporation and its subsidiaries.

Gregory W. Slayton has served as a director since August 1998. Since June 1997, Mr. Slayton has been Managing Director of Slayton Capital, a high technology private equity firm. From September 2001 to December 2002, Mr. Slayton was the Chairman of ClickAction, Inc., formerly a publicly traded company that develops email marketing automation solutions. From December 1997 to September 2001, Mr. Slayton was the President, Chief Executive Officer and a director of ClickAction, Inc. From December 1995 to July 1997, Mr. Slayton was President, Chief Operating Officer and a director of ParaGraph International, a privately held Internet tools company. Mr. Slayton is also a director of Quantum Corporation, a publicly traded manufacturer of hard disk drives and related products and served as a director, until February 2001, of Net Creations, Inc., formerly a publicly traded company.

James J. Greed, Jr. has served as a director since our acquisition of Temptronic in March 2000. From April 1991 to December 1999, Mr. Greed was President of VLSI Standards, Inc., a leading supplier of calibration standards to the semiconductor and related industries. Following his retirement from VLSI, Mr. Greed founded Foothill Technology, a consulting firm, and has served as its President since its inception. Hakuto Co. Ltd. of Japan, the parent company of Hakuto America Holdings, Inc. and one of our principal stockholders, has been a client of Foothill Technology. From July 1992 through December 1999, Mr. Greed also served on the board of directors of Semiconductor Equipment and Materials International ("SEMI"), an international trade association, serving as Chairman for the 1996-1997 term and Chairman of its International Standards Committee since 1994. In January 2000, SEMI engaged Mr. Greed to coordinate an effort by semiconductor equipment manufacturers to develop a coordinated international assessment of, and response to, the recently published International Technology Roadmap for Semiconductors.

Joseph A. Savarese was elected to serve as a director on April 27, 2004. From June 1994 to December 2002, Mr. Savarese served as Vice President of Business Development of Electroglas, Inc., a publicly traded company that develops wafer probing technologies.

James W. Schwartz was elected to serve as a director on April 27, 2004. Mr. Schwartz was a Partner at Saul Ewing LLP, the Company's law firm, from September 1968 until his retirement in December 2003, where he served as legal counsel to various corporations, partnerships and other firms and individuals. Mr. Schwartz continues with Saul Ewing as a Special Counsel.

Corporate Governance Guidelines

In April 2004, the Board of Directors adopted a set of corporate governance guidelines, reorganized the Board committees, and adopted new committee charters to implement the requirements and principles of the Sarbanes-Oxley Act and the listing standards of Nasdaq. These initiatives were the culmination of work we began in 2003. The new corporate governance guidelines embrace many practices that are not required of us, but which we view as being 'best practices'. We have posted the new corporate governance guidelines, the committee charters and our previously adopted Code of Ethics on our website: www.intest.com.

Committees of the Board of Directors

Our Board of Directors has five standing Committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and an Intellectual Property Committee. Copies of the charters of each of these committees are posted on our website: www. intest.com.

The Executive Committee is appointed by the Board of Directors to exercise all powers and authority of the Board of Directors in the management of our business and affairs during intervals between meetings of the Board of Directors, and to provide oversight of, and make recommendations to, the Board of Directors regarding corporate initiatives and strategies. Members of the Executive Committee meet routinely to discuss ongoing initiatives, strategies and developments. The Executive Committee consists of Alyn R. Holt, Chairman, Robert E. Matthiessen, Daniel J. Graham, Stuart F. Daniels and James W. Schwartz. The Executive Committee did not meet during 2003.

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to our financial management and controls. The Audit Committee's primary oversight responsibilities relate to the integrity of our accounting and financial reporting processes, audits of our financial statements, and systems of internal control over financial reporting and accounting matters, and the independence, qualifications and performance of our auditors. The Audit Committee consists of Richard O. Endres, Chairman, Gregory W. Slayton, James J. Greed, Jr., James W. Schwartz and Joseph A. Savarese. In the opinion of the Board of Directors, each of the members of the Audit Committee is independent within the meaning of Rules 4200 and 4200-1 of the listing standards of The Nasdaq Stock Market ("Nasdaq") (as currently in effect and as will become effective on the date of the Annual Meeting). The Audit Committee held four meetings during 2003.

The Compensation Committee is appointed by the Board of Directors to review, evaluate and make recommendations to the Board regarding salaries and incentive compensation for our executive officers and administers our 1997 Stock Plan. The Compensation Committee consists of Stuart F. Daniels, Ph.D., Chairman, Richard O. Endres, Alyn R. Holt, Gregory W. Slayton, James J. Greed, Jr., James W. Schwartz and Joseph A. Savarese. The Compensation Committee did not meet during 2003.

The Nominating Committee was appointed by the Board of Directors effective April 1, 2004 to select and recommend to the Board of Directors the director nominees to be presented for election at future annual meetings of stockholders. The Nominating Committee consists of James J. Greed, Jr., Chairman, Richard O. Endres, Gregory W. Slayton, James W. Schwartz, and Joseph A. Savarese. In the opinion of the Board of Directors, each of the members of the Nominating Committee is independent within the meaning of Rules 4200 and 4200-1 of the listing standards of The Nasdaq Stock Market ("Nasdaq") (as currently in effect and as will become effective on the date of the Annual Meeting). See "Description of Nominating Procedures" for information regarding the process for identifying and evaluating nominees, procedures for shareholder nominations and director qualifications.

The Intellectual Property Committee was appointed by the Board of Directors effective April 1, 2004 to review, evaluate and make recommendations to the Board of Directors regarding the development, protection, and acquisition of Intellectual Property that is or may be used in our business. The Intellectual Property Committee consists of Stuart F. Daniels, Ph.D., Chairman, Alyn R. Holt, Robert E. Matthiessen, and Daniel J. Graham.

Meetings

During the year ended December 31, 2003, the Board of Directors held a total of five meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he was a member which were held during the time in which he was a director or a committee member, as applicable.

All members of the Board of Directors are encouraged, but not required, to attend our annual meetings of stockholders.

Director Compensation

Effective April 1, 2004, each non-employee director is paid an annual retainer fee of $25,000. Members of the Executive Committee are paid an additional annual retainer of $15,000. In recognition of their increased responsibility and service, the chairmen of the committees of the Board are paid an additional annual fee as follows: the Chairman of the Audit Committee is paid an additional annual fee of $15,000; the Chairman of the Compensation Committee is paid an additional annual fee of $10,000; the Chairman of the IP Committee is paid an additional annual fee of $75,000; and the Chairman of the Nominating Committee is paid an additional annual fee of $10,000. In addition, we reimburse non-employee directors' travel expenses and other costs associated with attending board or committee meetings. Prior to April 1, 2004, we paid non-employee directors a quarterly retainer of $2,500, a fee of $2,000 per board meeting attended and a fee of $1,000 per committee meeting attended that falls on a day other than a board meeting.

Three of our directors also participated in the option exchange program discussed below under the heading entitled "Stock Options." In particular, Dr. Daniels and Messrs. Greed and Slayton each exchanged options to purchase 10,000 shares of our common stock. As a result of their election to the Board, Messrs. Savarese and Schwartz were granted options to purchase 10,000 shares of our common stock, which will become fully exercisable on November 3, 2004, six months from the date of grant.

We do not pay additional cash compensation to our directors who are also executive officers (Messrs. Holt, Matthiessen and Graham) for their service as directors. Executive officers who serve as directors of our foreign subsidiaries, however, have historically received compensation as approved each year by such subsidiary's Board of Directors. Such compensation will be discontinued effective July 1, 2004. Dr. Daniels has historically provided us with consulting services relating to intellectual property matters. In connection with such services, Dr. Daniels was paid fees totaling approximately $107,000 during 2003. Effective March 31, 2004, such consulting arrangement was terminated.

Nominating Procedures

As described under "Committees of the Board of Directors," our Board of Directors recently established a Nominating Committee that is responsible for the identification and evaluation of Director nominees in future elections of directors. Prior to the formation of the Nominating Committee, these functions were performed by members of the Board, subject to approval of the Board as a whole. During 2003, the Board recognized that it would need to expand the Board and add two independent directors in order to comply with the new listing requirements of Nasdaq that take effect on the date of the 2004 Annual Meeting. Mr. Greed identified Mr. Savarese as a qualified candidate with experience in the ATE industry, and Mr. Holt identified Mr. Schwartz as a qualified candidate with corporate and securities legal experience. The qualifications of Messrs. Savarese and Schwartz were presented to the full Board of Directors for consideration, and each was unanimously approved to become a director. In addition to Messrs. Savarese and Schwartz, each of our other current directors has agreed to stand for re-election at our 2004 Annual Meeting.

The Board of Directors has established a process that the Nominating Committee will use for identifying and evaluating nominees for director in future elections. The Nominating Committee will annually assess the qualifications, expertise, performance and willingness to serve of each current director. If as a result of such assessment, or at any other time during the year, the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating Committee will then initiate the search, working with staff support and seeking input from other directors and senior management, considering nominees previously submitted by stockholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will be identified and reviewed by the Nominating Committee. The Nominating Committee will prioritize the candidates and determine if members of the Nominating Committee, other directors or senior management have relationships with the preferred candidates and can initiate contacts. If not, contact would be initiated by a search firm. The Chairman, CEO and at least one member of the Nominating Committee will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Nominating Committee for final evaluation. The Nominating Committee will then meet to consider such recommendations and to determine which candidate (or candidates) it will recommend to the Board for approval. The Nominating Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

The Nominating Committee will consider director candidates recommended by our stockholders. Pursuant to policies adopted by the Board of Directors, recommendations with regard to nominees for election to the Board of Directors at future annual meetings of stockholders may be submitted in writing, received by the Secretary of inTEST at least 60 days prior to the date on which inTEST first mailed its proxy materials for the prior year's annual meeting of stockholders, or, if inTEST did not have an annual meeting of stockholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of inTEST which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board of Directors, (v) the name and residence address of the proposing stockholder(s), and (vi) the number of shares of common stock owned by the proposing stockholder(s).

Director candidates must meet certain minimum qualifications, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating Committee may consider a variety of other qualities and skills, including (i) expertise in finance, economics, technology or markets related to the business in which inTEST and its subsidiaries may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of gender, ethnic background, and experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and inTEST's charter and bylaws.

Code of Ethics

We have adopted a code of ethics (as that term is defined in Item 406 of Regulation S-K of the regulations promulgated by the SEC) that applies to our Chief Executive Officer, our Chief Financial Officer and all of our other employees. The text of our code of ethics is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003, and also is posted on our Internet website at www.intest.com. Amendments to, and waivers of, the code of ethics, if any, relating to our Chief Executive Officer or our Chief Financial Officer will be posted on the website.

Recommendation

The Board of Directors recommends a vote "FOR" the election of each of the nominees to the Board of Directors named above.

EXECUTIVE OFFICERS OF inTEST

Our executive officers and their ages as of June 1, 2004 are as follows:
Name	Age	Position
Alyn R. Holt	66	Chairman
Robert E. Matthiessen	59	President, Chief Executive Officer and Director
Hugh T. Regan, Jr.	44	Secretary, Treasurer and Chief Financial Officer
Steve G. Radakovich	56	Vice President, Operations and Chief Operating Officer
Daniel J. Graham	58	Executive Vice President, Chief Technology Officer, Vice Chairman and Director
Jack R. Edmunds	63	Vice President, Supply Line Management
Jerome R. Bortnem	51	Vice President, Sales and Marketing

Biographical and Other Information Regarding the Executive Officers of inTEST

Executive officers are appointed by the Board of Directors. Each executive officer is appointed to serve until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified.

Alyn R. Holt. See "Election of Directors."

Robert E. Matthiessen. See "Election of Directors."

Hugh T. Regan, Jr. has served as our Treasurer and Chief Financial Officer since joining us in April 1996 and was elected Secretary in December 1999. From 1985 to April 1996, Mr. Regan served in various financial capacities for Value Property Trust, a publicly traded real estate investment trust, including Vice President of Finance from 1989 to September 1995 and Chief Financial Officer from September 1995 until April 1996.

Steve G. Radakovich has served as our Chief Operating Officer since October 2001, and as our Vice President, Operations since January 2001. From December 1999 through December 2000, Mr. Radakovich provided us with consulting services relating to operations. Mr. Radakovich served as Operations Director for Everett Charles Technology, a designer and manufacturer of connectors and test equipment for various industries, from September 1997 to November 1999. Everett Charles Technology is a subsidiary of Dover Corporation, a publicly traded company. Mr. Radakovich served as Chief Operating Officer of ESH, Inc., a designer and manufacturer of final test interface products for the semiconductor industry, from January 1988 through August 1997.

Daniel J. Graham. See "Election of Directors."

Jack R. Edmunds has served as our Vice President, Supply Line Management, since January 2001, as Vice President, Operations, from October 1998 to January 2001, and as Director of Operations from September 1987 to October 1998.

Jerome R. Bortnem has served as our Vice President, Sales and Marketing, since August 1998, and as Western Regional Sales Manager from August 1993 to August 1998.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation we paid for services rendered during the years ended December 31, 2003, 2002, and 2001, to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as such at December 31, 2003. These officers are referred to elsewhere in this proxy statement as our "Named Executive Officers."

Summary Compensation Table
		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options (#)		All Other Compensation

Alyn R. Holt Chairman	2003 2002 2001	$270,800 239,530 252,250	$ -- -- --	$8,142 7,440 6,800	(1) (1) (1)	-- -- --		$19,599 22,451 30,250	(2) (2) (2)

Robert E. Matthiessen President, Chief Executive Officer and Director	2003 2002 2001	$216,485 207,744 210,138	$ -- -- --	$8,142 7,440 6,800	(1) (1) (1)	125,000 -- --	(3)	$34,941 35,958 61,882	(4) (4) (4)

Daniel J. Graham Vice Chairman, Executive Vice President and Director	2003 2002 2001	$180,947 169,989 175,669	$ -- -- --	$11,443 10,469 9,569	(1) (1) (1)	-- -- --		$1,102 3,830 4,254	(5) (5) (5)

Steve G. Radakovich Vice President, Operations and Chief Operating Officer	2003 2002 2001	$166,750 155,503 143,401	$ -- -- --	$8,142 7,440 5,712	(1) (1) (1)	-- -- 40,000		$ 1,102 3,819 45,051	(6) (6) (6)

Hugh T. Regan, Jr. Treasurer, Secretary and Chief Financial Officer	2003 2002 2001	$165,770 155,003 158,904	$ -- -- --	$8,142 7,440 6,800	(1) (1) (1)	50,000 -- --	(3)	$1,102 3,567 3,488	(7) (7) (7)

_______________________
(1)	Represents group health insurance.

(2)

Includes $1,102, $1,265 and $2,678, for premiums paid on life insurance for Mr. Holt in 2003, 2002 and 2001, respectively; $2,067 and $1,272 for matching contributions to Mr. Holt's 401(k) Plan account in 2002 and 2001, respectively; $18,497, $19,119 and $26,300 for serving as a director of inTEST Kabushiki Kaisha in 2003, 2002 and 2001 respectively.

(3)	These options were issued six months and one day after the cancellation of a like number of options in accordance with FIN No. 44 as described below under the heading entitled "Stock Options."

(4)

Includes $1,102, $1,265 and $1,279 for premiums paid on life insurance for Mr. Matthiessen in 2003, 2002, and 2001, respectively; $3,045 and $1,965 for matching contributions to Mr. Matthiessen's 401(k) Plan account in 2002 and 2001, respectively; $33,839 for serving as a director of inTEST Kabushiki Kaisha and inTEST PTE Ltd in 2003 and $31,648 and $58,638 for serving as a director of inTEST Limited, inTEST Kabushiki Kaisha and inTEST PTE Ltd in 2002 and 2001, respectively.

(5)

Includes $1,102, $1,244 and $1,736 for premiums paid on life insurance for Mr. Graham in 2003, 2002, and 2001, respectively; and $2,586 and $2,518 for matching contributions to Mr. Graham's 401(k) Plan account in 2002 and 2001, respectively.

(6)

Includes $1,102, $1,217 and $1,051 for premiums paid on life insurance in 2003, 2002 and 2001, respectively; $2,602 for matching contributions to Mr. Radakovich's 401(k) Plan account in 2002; and $44,000 of consulting fees paid to Mr. Radakovich in 2001 for services rendered in 2000 and 2001 prior to commencing employment with us.

(7)

Includes $1,102, $1,216 and $1,264 for premiums paid on life insurance for Mr. Regan in 2003, 2002 and 2001, respectively; and $2,351 and $2,224 for matching contributions to Mr. Regan's 401(k) Plan account in 2002 and 2001, respectively.

Stock Options

In 2003, we completed a voluntary stock option exchange program for certain of our outstanding options. Several of our Named Executive Officers and Directors along with other of our employees participated in the exchange. Under the program, participants were given the right to forfeit certain outstanding stock options previously granted to them at an exercise price greater than or equal to $9.5625 per share, in exchange for the right to receive a new option to buy shares of our common stock to be granted on February 24, 2003. In total, 340,000 stock options were cancelled on August 23, 2002 as a result of this program, and 340,000 stock options were granted on February 24, 2003. The exchange program did not result in any compensation charges or variable option plan accounting, as it was designed to comply with Interpretation No. 44, Accounting for Certain Transactions Involving Stock-Based Compensation ("FIN No. 44"). The new options had an exercise price equal to the fair market value of our common stock on the new grant date ($3.04), so no compensation expense was recorded as a result of the issuance of the new options.

The following table sets forth grants of stock options made to our Named Executive Officers during the fiscal year ended December 31, 2003, all of which were issued pursuant to the option exchange program:

Option Grants in 2003
	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Options	% of Total Options Granted To Employees In	Exercise	Expiration
Name	Granted(a)	Fiscal Year	Price	Date	5%	10%
Robert E. Matthiessen	125,000	36.8%	$3.04	2/23/13	$238,980	$605,622
Hugh T. Regan, Jr. _________________	50,000	14.7%	$3.04	2/23/13	$ 95,592	$242,249
(a)	The options listed in this chart represent options granted pursuant to the option exchange program described above.

Exercise of Stock Options and Option Values

The following table sets forth information regarding the exercise of stock options and the value of any unexercised stock options of each of our Named Executive Officers who exercised options during the year ended December 31, 2003 or who held options at December 31, 2003:

Aggregated Option Exercises in 2003 and December 31, 2003 Option Values
	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options At 12/31/03		Value of Unexercised In-the-Money Options At 12/31/03 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert E. Matthiessen	0	$0	62,500	62,500	$190,625	$190,625
Hugh T. Regan, Jr	0	$0	75,000	25,000	$115,750	$ 76,250
Steve G. Radakovich ___________________	0	$0	16,000	24,000	$ 49,600	$ 74,400
(1)

Based upon the closing price for our common stock as reported on the Nasdaq National Market System on December 31, 2003 of $6.09 less the exercise price. Value of unexercised in-the-money options does not reflect the value of any stock options where the exercise price is greater than, or equal to, the closing price of our common stock on December 31, 2003.

Repricing of Options

The following table sets forth certain information concerning the repricing of options held by any executive officer during the last ten completed fiscal years:

Ten-Year Option Repricing Table
Name and Position	Date	Number of Securities Underlying Repriced Options	Market Price Of Stock at Time of Repricing	Exercise Price at Time of Repricing (per share)	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing

Robert E. Matthiessen, President and Chief Executive Officer	2/24/03	125,000 (1)	$3.04	$10.00	$3.04	7.5 years

Hugh T. Regan, Jr., Secretary, Treasurer and Chief Financial Officer	6/30/98 2/24/03	30,000 50,000 (1)	$6.00 $3.04	$ 7.50 $10.00	$6.00 $3.04	9.0 years 7.5 years

Jerome R. Bortnem Vice President of Sales and Marketing	6/30/98 2/24/03	10,000 40,000 (1)	$6.00 $3.04	$ 7.50 $10.00	$6.00 $3.04	9.0 years 7.5 years

_________________
(1) These options were issued six months and a day after the cancellation of a like number of options in accordance with FIN No. 44 as described above under the heading "Stock Options."

Stock Performance Graph

The following graph shows a comparison of cumulative total returns during the period commencing on December 31, 1998, and ending on December 31, 2003, for inTEST, the Nasdaq Market Composite Index and a composite index (the "Peer Group Index") of public companies engaged in manufacturing back-end automatic test equipment. The companies included in the Peer Group Index consist of Aehr Test Systems, Aetrium Incorporated, Cohu, Inc., Credence Systems Corporation, Electroglas, Inc., LTX Corporation, Micro Component Technology, Inc. and Teradyne, Inc. The comparison assumes $100 was invested on December 31, 1998 in our common stock and in each of the foregoing indices and assumes the reinvestment of all dividends, if any.

[CHART EXCLUDED]
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
inTEST Corporation	$100.00	$218.18	$ 77.27	$ 61.82	$58.06	$ 73.82
NASDAQ Market Composite Index	$100.00	$185.46	$111.65	$ 88.58	$61.09	$ 92.16
Peer Group Index	$100.00	$321.56	$179.64	$159.76	$68.23	$127.22

The historical stock price performance of our common stock is not necessarily indicative of future performance.

Compensation Committee Report on Executive Officer Compensation and Repricing of Options

The Compensation Committee is appointed by the Board of Directors to review, evaluate, and make recommendations to the Board of Directors regarding the compensation and benefit programs of the Company's executive officers and to administer the Company's equity-based compensation plans. During 2003, the members of the Committee were Dr. Daniels and Messrs. Endres, Holt, Slayton and Greed. Messrs. Savarese and Schwartz were appointed to the Compensation Committee in April 2004.

Charter. In April 2004, the Board of Directors adopted a charter pursuant to which the Compensation Committee will operate. A copy of the charter is posted on the Company's website: www.intest.com. Also in April 2004, the Committee adopted the practice of requiring the recommendation of a majority of the independent directors of the Board (all of whom serve on the Committee) before Committee action on the recommendation of executive officer compensation to the Board.

Compensation Philosophy and Objectives. The Committee is committed to the general principle that overall executive compensation should be commensurate with our performance and the performance of the individual executive officers, and that long-term incentives awarded to such executive officers should be aligned with the interests of our stockholders. The primary objectives of our executive compensation program are to attract and retain executive officers who will contribute to our long-term success, to reward the achievement of our desired goals, and to provide compensation opportunities that are linked to our performance and that directly link the interests of our executive officers with the interests of our stockholders.

Our executive compensation consists of three components: salary, bonus and long-term incentive compensation. In determining compensation levels, the Committee considers a number of factors, including our performance, both separately and in relation to other companies within the semiconductor capital equipment industry, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, our historical compensation levels and stock awards, and the overall competitive environment for executive officers and the level of compensation necessary to attract and retain key executive officers. Compensation levels may be greater or less than competitive levels in other companies within the semiconductor equipment industry based upon factors such as our annual and long-term performance and individual performance.

Salary. During 2003, the Committee made no change in the existing base salaries of our executive officers. This salary-freeze reflected the then-current state of the industry, our operating losses and management's forecasts of our 2003 operating results. In addition, we considered that all of our executive officers had taken reductions in base salary ranging from 20% to 30% from mid-2001 to mid-2002.

Bonus. No bonuses were paid to executive officers relating to our performance in 2003.

Long-Term Incentive Compensation. The Committee periodically considers whether to grant awards of stock options or restricted stock under our stock plan to specific executive officers based on factors including: the executive officer's position; his or her performance and responsibilities; the extent to which he or she already holds our equity; equity participation levels of comparable executive officers and key employees at other similar companies; and the executive officer's individual contribution to our overall performance. The plan does not provide any formula for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as the future anticipated performance and responsibilities of the executive officer in question. During 2003, we did not grant any awards under the stock plan, except in conjunction with the stock option exchange program described below.

Repricing of Options. During August 2002, we commenced a voluntary stock option exchange program for certain of our outstanding options. This program was offered to all option holders, including executive officers and directors, whose options had exercise prices greater than or equal to $9.5625 per share. As a result of the prolonged downturn in the semiconductor capital equipment industry and the impact this has had on the market price of our common stock, the exercise price of these options was significantly above market price and no longer offered the incentive that had originally been intended. Thus, participants were offered the opportunity to forfeit such old options in exchange for the right to receive new options six months and a day later, with the new option to have an exercise price equal to the fair market value on such future date of grant. The new options were granted in 2003 with an exercise price of $3.04. We believe that this exchange program is consistent with our goals of using long-term incentives as a means of promoting inTEST's long-term financial objectives.

In summary, it is the opinion of the Committee that the executive compensation program provides the necessary total remuneration package to properly align our performance and the interests of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Messrs. Savarese and Schwartz do not appear as signatories to this Committee's report because they were not members of the Committee at the time any of the matters described in the Report were acted upon.

Compensation Committee:
Stuart F. Daniels, Ph.D., Chairman
Richard O. Endres
James J. Greed, Jr.
Alyn R. Holt
Gregory W. Slayton

Change of Control Agreements

On April 17, 2001, we entered into Change of Control Agreements with Messrs. Matthiessen and Regan. These Change of Control Agreements provide that, upon termination of their employment with us without cause (as defined in the agreements) within two years following a change of control (as defined in the agreements), or termination by the executive officer for good reason (as defined in the agreements) within two years following a change of control, each is entitled to the following for a period of one year following termination:
a.	payment of base salary on the same basis paid immediately prior to termination;
b.

payment of any bonus the executive officer would otherwise be eligible to receive for the year in which the termination occurs and for that portion of the following year which falls within a period of one year following termination; and

c.	continuation of all fringe benefits the executive officer was receiving immediately prior to the termination.

Notwithstanding the above, the benefits under the Change of Control Agreements will be reduced to the extent that the payments would not be deductible by us (in whole or in part) under Section 280G of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

During 2003, the Compensation Committee consisted of Dr. Daniels, Chairman, and Messrs. Endres, Holt, Slayton and Greed. Mr. Holt is one of our executive officers. Dr. Daniels provided us with consulting services relating to intellectual property matters. In connection with such services, Dr. Daniels was paid fees totaling approximately $107,000 during 2003. Effective March 31, 2004, this consulting arrangement was terminated.

Messrs. Savarese and Schwartz were appointed to the Compensation Committee in April 2004. Mr. Schwartz is a former Partner and current Special Counsel with Saul Ewing, a Philadelphia law firm that we retained in 2003 and 2004 and propose to retain in the future.

INDEPENDENT AUDITORS

KPMG LLP has been our independent auditors since our incorporation in 1981. Our Audit Committee has selected KPMG LLP as our independent auditors for 2004.

The following table sets forth the aggregate fees billed by KPMG LLP for audit services rendered in connection with the consolidated financial statements and reports for 2003 and for other services rendered during 2003.
Fee Category	2003	2002
Audit Fees	$216,784	$213,699
Audit-Related Fees	-	-
Tax Fees	38,112	219,278
All Other Fees	-	-

Total Fees	$254,896	$432,977

Audit Fees: Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance and assistance with tax audits and appeals. Other tax services consist of fees billed for other miscellaneous tax consulting.

All Other Fees: Consists of fees for all other services other than those reported above.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by KPMG LLP. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of KPMG LLP, for such services. The Audit Committee has also delegated authority to Mr. Endres, and if Mr. Endres is unavailable, to Mr. Greed, to pre-approve specific permitted services. Any such approval must be reported to the Audit Committee at its next meeting. The Audit Committee did not approve any services pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C) of Regulation S-X of the regulations promulgated by the SEC during 2003.

A representative of KPMG LLP is expected to be present at the meeting. He will be given an opportunity to make a statement if he desires and will be available to respond to appropriate questions by stockholders.

Audit Committee Report

During 2003, the Committee consisted of the following members of our Board of Directors: Richard O. Endres, Chairman, Gregory W. Slayton and James J. Greed, Jr. Messrs. Savarese and Schwartz were appointed to the Audit Committee in April 2004. Each of the current members of the Committee is independent and financially literate as defined under the Nasdaq listing standards. The Committee operates pursuant to a written charter adopted by our Board of Directors which is included as an appendix to this proxy statement and is also available on our website: www.intest.com.

The Committee has reviewed and discussed our audited consolidated financial statements with management. The Committee has discussed the matters required to be discussed by SAS 61 (Communication with Audit Committees) with KPMG LLP, our independent auditors. The Committee has received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from us and our subsidiaries) and has discussed with KPMG LLP their independence from us and our related entities.

Based on the review and discussions referenced above, the Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003.

Messrs. Savarese and Schwartz do not appear as signatories to this Committee's report because they were not members of the Committee at the time any of the matters described in the Report were acted upon.

Audit Committee:
Richard O. Endres, Chairman
Gregory W. Slayton
James J. Greed, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We paid fees totaling approximately $107,000 during 2003 for consulting services relating to intellectual property matters provided to us by Stuart F. Daniels, Ph.D., one of our directors. Effective March 31, 2004, this consulting arrangement was terminated.

Mr. James W. Schwartz, one of our directors, is a former Partner and current Special Counsel of Saul Ewing, a Philadelphia law firm we retained in 2003 and 2004 and propose to retain in the future.

Hakuto Co. Ltd., one of our principal stockholders, distributes some of our products in Japan. During 2003, our Temptronic subsidiary sold approximately $2.2 million in products to Hakuto for distribution. At December 31, 2003, Temptronic's accounts receivable included approximately $31,000 due from Hakuto. All sales to Hakuto were at market price and on customary terms.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, certain officers and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that, during 2003, all Section 16(a) filing requirements applicable to these officers, directors and greater than ten-percent beneficial owners were timely met.

STOCKHOLDER PROPOSALS

Stockholders intending to submit proposals to be included in our proxy statement for our annual meeting of stockholders to be held in 2005 must send their proposals to Hugh T. Regan, Jr., Secretary (at 7 Esterbrook Lane, Cherry Hill, New Jersey 08003), not later than February 25, 2005. These proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission relating to stockholders' proposals in order to be considered for inclusion in our proxy statement relating to that meeting.

Stockholders intending to present proposals at our annual meeting of stockholders to be held in 2005 and not intending to have such proposals included in our next proxy statement must send their proposals to Hugh T. Regan, Jr., Secretary (at the address given above) not later than May 11, 2005. If notification of a stockholder proposal is not received by such date, management's proxies may vote, in their discretion, any and all of the proxies received in that solicitation.

ANNUAL REPORT

Our Annual Report to Stockholders for the year ended December 31, 2003 (which includes our Annual Report on Form 10-K, including our consolidated financial statements and consolidated financial statement schedule required to be filed with the Securities and Exchange Commission), accompanies this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

MISCELLANEOUS

Where information contained in this proxy statement rests peculiarly within the knowledge of a person other than one of our officers or directors, we have relied upon information furnished by that other person.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

June 25, 2004

APPENDIX A

AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
inTEST CORPORATION

I.  Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial management and controls of the Company. The Committee's primary oversight responsibilities relate to:

  The integrity of the Company's accounting and financial reporting processes, audits of the Company's financial statements, and systems of internal control over financial reporting and accounting matters; and
  The independence, qualifications and performance of the Company's auditors.

In addition, the Committee provides an avenue of communication among the auditors, management and the Board of Directors.

II.  Committee Composition

The Committee shall consist of at least three directors, one of whom shall be designated by the Board as Chairman of the Committee.

Each member of the Committee shall (i) meet the independence and financial literacy requirements of the National Association of Securities Dealers ("NASD"), and the independence requirements of Section 10A(m)(3)(B) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission ("SEC"), and (ii) be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her individual exercise of independent judgment; provided that under exceptional and limited circumstances, one director who meets the requirements of Section 10A(m)(3)(B) but does not otherwise meet the independence requirements of NASD may be permitted to serve on the Committee in accordance with the rules of NASD.

At least one member of the Committee must have past employment experience in finance or accounting, professional certification in accounting, or comparable experience that results in such member's financial sophistication.

The Board of Directors shall periodically evaluate the qualifications of each member of the Committee to determine whether one or more members meet the requirements of an "Committee financial expert" (as defined in Item 401 of Regulation S-K) and, if not, whether it is in the Company's best interests to appoint a member to the Committee who meets such requirements. The Company shall disclose in its Annual Report on Form 10-K whether the Committee has an Committee financial expert and, if so, the name of such member. If the Committee does not have an Committee financial expert, the Company must explain in the Annual Report on Form 10-K why it does not.

III.  Committee Responsibilities and Duties

Guiding Principles

Flexibility. In order for the Committee to effectively carry out its purposes, its processes must remain flexible so it can best react to changing conditions, information, accounting rules, securities laws and regulations and other factors which bear on its responsibilities. The key responsibilities described in this Charter, therefore, shall define the principal recurring processes of the Committee. These processes are set forth as a guide with the understanding that the Committee may supplement them as it deems necessary or appropriate to accomplish its purposes.

Responsibility for Financial Reporting. The Company's management is responsible for preparing the Company's financial statements in accordance with generally accepted accounting principles ("GAAP") and its periodic reports as required by the SEC. The Company's auditor is responsible for auditing the Company's annual financial statements and reviewing the Company's interim financial statements. While the Committee has responsibility to oversee management's and the auditor's conduct of these activities, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with GAAP.

Open Communication. The Committee is expected to maintain free and open communication with the auditor and management of the corporation. In order to facilitate such free and open communication, the Committee should meet with members of management and the auditor, separately, at least once a year and at such other times as the members of the Committee deem it necessary or appropriate to accomplish its purposes.

Auditor

The auditor is ultimately accountable to the Committee and the Board of Directors as representatives of the Company's shareholders. The auditor shall report directly to the Committee. In addition, the Committee shall have the following responsibilities and duties with respect to the Auditor:

      1.    Annual Selection of Auditor. The Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, replace the auditor. The Committee may submit its decision regarding the selection of the auditor to the shareholders of the Company for ratification, but notwithstanding the shareholders' ratification of such auditor, the Committee shall not be bound to retain such auditor, and notwithstanding the shareholders' rejection of such auditor, the Committee shall not be bound to replace such auditor, where, in either case, the Committee determines its decision regarding the auditor to be in the best interests of the Company. In making its assessments of the auditor, the Committee will discuss and consider the auditor's written affirmation that it is in fact independent, the auditor's ability to manage the nature and rigor of the audit process, the scope of and compensation paid for non-audit services and such other matters as the members of the Committee deem necessary or appropriate.

      2.    Independence of Auditor. The Committee shall:

  On an annual basis, obtain and review the auditor's written disclosures required by Independence Standards Board Standard No. 1 regarding its independence. Discuss with the auditor all disclosed relationships and services that may impact the objectivity and independence of the auditor and take appropriate action in response to the disclosures to satisfy itself of the independence of the auditor.
  When approving non-audit services to be provided by the auditor, consider whether the provision of such services, and the payment of fees for such services, is consistent with maintaining the independence of the auditor.
  Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.
  Recommend, to the Board of Directors, policies limiting the Company's hiring of employees or former employees of the auditor who participated in any capacity in the audit of the Company as required by law.

      3.    Pre-approval of Services Provided by Auditor. The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the auditor. The Committee may delegate its authority to pre-approve such services to one or more members, provided that any such pre-approval shall be presented to the full Committee at its next scheduled meeting.

      4.    Review Quality Control Process of Auditor. The Committee shall obtain and review a report from the auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the auditor and the Company. The Committee shall present the conclusions of its review with respect to the auditor to the Board of Directors.

Audit Procedures

      5.    Review Audit Plan. Prior to the commencement of the annual audit, the Committee shall review with the auditor its audit plan for the Company's annual audit, including the scope, staffing locations, timetable, reliance upon management and internal audit and general audit approach, and its plan for review of the quarterly financial results.

      6.    Conduct of Audit. The Committee shall discuss with the auditor, prior to recommending that the audited financial statement be included in the Annual Report on Form 10-K, the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Financial Disclosures

      7.    Review Annual Audit Results. The Committee shall review with management and the auditor the audited financial statements and the disclosures to be made in management's discussion and analysis ("MD&A") to be filed with the SEC as part of the Annual Report on Form 10-K. The Committee shall review with the auditor the report of its annual audit, or proposed report of its annual audit, the accompanying management letter, if any, and management's response. The Committee shall recommend to the Board of Directors the inclusion of the audited financial statements in the Annual Report on Form 10-K.

      8.    Review Quarterly Financial Results. The Committee shall review with management and the auditor the Company's earnings press releases. The Committee shall review with the auditor reports of its reviews of the Company's interim financial statements in accordance with Statement on Auditing Standards No. 100, if applicable. The Committee shall review with management and the auditor the quarterly financial statements and MD&A prior to filing the Quarterly Report on Form 10-Q.

      9.    Financial Reporting Issues and Judgments; Related Matters. The Committee shall review with management and the auditor (both with and without the presence of management) significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal control over financial reporting and any special steps adopted in light of material control deficiencies. In addition, such review shall include consideration of the following:

  All critical accounting policies and practices to be used.
  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditor.
  Other material written communications between the auditor and management, such as any management letter, schedule of unadjusted differences or representation letter of the Company.
  Disclosures of any transactions between the Company and any affiliated person or affiliate of such person.
  The effect of regulatory and accounting initiatives and off-balance sheet structures on the Company's financial statements.
  All correspondence, reports or notices which raise material issues regarding the Company's financial statements or accounting policies that are issued by Nasdaq, the SEC or any other government agency.
  All legal and tax matters that could have a significant impact on the Company's financial statements, including the Company's compliance with applicable laws and regulations, and inquiries received from regulators or government agencies, and all audit letters obtained by the auditor from the Company's counsel.

Other Key Responsibilities

      10.   Complaints Regarding Accounting and Auditing Matters. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      11.   Review Systems of Internal Controls. The Committee shall review with management, the senior corporate finance executive and the auditor the adequacy of the Company's internal control over financial reporting and the Company's disclosure controls and procedures. The Committee shall consider the disclosures made to the Committee by the Company's CEO and CFO pursuant to their certification of the Company's Forms 10-K and Forms 10-Q, including, without limitation, any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

      12.   Risk Management. The Committee shall discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

      13.   Prepare Proxy Statement Report. The Committee shall prepare the report of the Committee required by the rules of the SEC to be included in the Company's annual proxy statement disclosing that:

      the Committee has reviewed and discussed the audited financial statements with management and discussed certain matters with the auditors, as required to be discussed in SAS 61;
      the Committee has received the letter from the auditors required by Independence Standards Board Standard No. 1 "Independence Discussions with Committees," and has discussed with the auditor the auditor's independence; and
      based on the review and discussions referred to in paragraphs 13.a. and 13.b., above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC.

      14.   Review Charter. The Committee shall review and reassess the adequacy of this Charter annually and submit any recommendations for amendment to the Board of Directors for approval. The Charter shall be included as an appendix to the annual proxy statement at least once every three years and to the proxy statement for the year following any amendment of the Charter.

      15.   Expense Accounts. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites.

      16.   Related Party Transactions. Approve all transactions between the Company and its directors and officers and other affiliates, and annually review all such transactions and potential conflicts of interests.

Investigations

      17.   Investigations. The Committee has the authority to conduct any investigation it deems necessary or appropriate to accomplish its purposes. The Committee shall have direct access to the auditors as well as any employee of the Company and shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

      18.   Funding. The Company shall provide adequate funding, as determined by the Committee, for payment of compensation for any advisors retained by the Committee.

Other

      19.   Review Other Matters. The Committee shall review such other matters in relation to the accounting, auditing, financial reporting and related compliance practices and procedures of the Company and perform any other activities consistent with the Charter or governing law or regulation (including the listing rules of Nasdaq) as the Committee may, in its own discretion or as directed by the Board of Directors, deem necessary or appropriate in connection with the other responsibilities set forth herein.

NTSCM-PS-04

APPENDIX B
PROXY CARD

Proxy
inTEST CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
JULY 28, 2004

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF inTEST CORPORATION

The undersigned, revoking any contrary proxy previously given, hereby appoints Robert E. Matthiessen and Hugh T. Regan, Jr., and each of them jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of inTEST Corporation to be held July 28, 2004, and at any postponement or adjournment of the Annual Meeting of Stockholders, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of inTEST Corporation held of record by the undersigned on June 1, 2004, with all the powers and authority the undersigned would possess if personally present. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the meeting or any postponement or adjournment of the Annual Meeting of Stockholders and which are not known to the Board of Directors of inTEST Corporation a reasonable time before this solicitation of proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NINE NOMINEES TO SERVE AS DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR.

The undersigned hereby acknowledges receipt of the proxy statement relating to the foregoing proposal.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Has your address changed?	Do you have any comments?
_________________________________________ _________________________________________ _________________________________________	_________________________________________ _________________________________________ _________________________________________

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/intt	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

PLEASE MARK VOTES
AS IN THIS EXAMPLE [ X ]

inTEST CORPORATION
1.	ELECTION OF DIRECTORS (Term to expire at 2005 Annual Meeting).

(01) Alyn R. Holt, (02) Robert E. Matthiessen, (03) Daniel J. Graham, (04) Richard O. Endres, (05) Stuart F. Daniels, Ph.D., (06) Gregory W. Slayton, (07) James W. Greed, Jr., (08) Joseph A. Savarese and (09) James W. Schwartz

	[ ]	FOR ALL NOMINEES	[ ]	WITHHELD FROM ALL NOMINEES
[ ] FOR ALL NOMINEES EXCEPT THOSE WHOSE NAMES ARE WRITTEN HERE: _____________________________________________________________________
2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof and matters incident to the conduct of the meeting.

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.
MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD			[ ]
PLEASE BE SURE TO SIGN AND DATE THIS PROXY.
Signature:____________________________	Date: ________	Signature:____________________________	Date: ________